UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2006

THE WORNICK COMPANY
(Exact name of registrant as specified in its charter)

Delaware	333-119336	30-0225741
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4701 Creek Road, Suite 200, Cincinnati, Ohio	45242
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (513) 794-9800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information contained in Section 7.01 of this report and the exhibits hereto shall not be incorporated by reference into any of the filings of The Wornick Company (the “Company”) or of TWC Holding LLC, the Company’s direct parent, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this report and in the exhibits hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenues and profitability.  All of these forward-looking statements are based on estimates and assumptions made by the Company’s management that, although believed by the Company to be reasonable, are inherently uncertain.  Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of its control that may cause its business, strategy or actual results or events to differ materially from the statements made herein.  These risks and uncertainties may include, but are not limited to, the following:  the Company’s liquidity and capital resources; its contracts with the U.S. government; the U.S. Department of Defense budget, in general, and the U.S. military activity, in particular; the Company’s co-manufacturing plans; competitive pressures and trends in the Company’s industry; prevailing interest rates; legal proceedings and regulatory matters; other risks related to the Company’s senior secured notes (including the value of the collateral); general economic conditions; the Company’s development and expansion plans and expectations for the future; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission.  Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements.  The Company’s actual results could differ materially from those contained in the forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Item 7.01       Regulation FD Disclosure.

Pursuant to its obligations under Regulation FD, the Company is hereby furnishing the following information under Item 7.01 of this current report on Form 8-K.

On November 28, 2006, the Company held a combined conference call discussing its financial and operational results for the thirty-nine weeks ended September 30, 2006 and that of it’s Parent Company, TWC Holding LLC.  During the call management provided certain investors with information related to EBITDA and Adjusted EBITDA. Provided below is the Company’s definition and reconciliation of EBITDA and Adjusted EBITDA to net income.

EBITDA is net income before income tax expense, interest expense, net, depreciation of property and equipment and amortization. The Company believes that EBITDA is useful to investors in evaluating the Company’s operating performance compared to that of other companies in the Company’s industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. The Company’s calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. Adjusted EBITDA is EBITDA adjusted to exclude non-recurring charges related stock-based compensation expenses, non-recurring restructuring charges and other significant events outside our normal course of operations that we believe are soley period related cost that are unlikely to repeat in future periods. The calculation of EBITDA and Adjusted EBITDA are shown below:

	Wornick		TWC Holding
	September 30,	October 1,	September 30,	October 1,
(dollars in thousands)	2006	2005	2006	2005
Net Income	$(16,607)	$65	$(19,960)	$(2,651)
Interest Income	(110)	(125)	(110)	(125)
Interest Expense	10,511	10,782	13,860	13,388
Tax Expense	1,111	1,321	1,111	1,321
Depreciation Expense	6,178	2,907	6,178	2,907
Amortization Expense	3,545	3,521	3,545	3,521
EBITDA	4,628	18,469	4,624	18,360

B-Option Expense	81	32	81	32
McAllen Restructuring	2,496	—	2,496	—
Cincinnati redunant facilities & Start-up inefficiencies	967	—	967	—
Gerber Food line processing start-up inefficiencies	1,423	—	1,423	—
Other one-time production ans supplier quality issues	1,625	—	1,625	—
Other Selling, General and Administrative project expenses	2,100	—	2,100	—
Adjusted EBITDA	$13,321	$18,502	$13,317	$18,393

Additionally, during the conference call held on November 28, 2006, management of the Company provided its outlook for the Company for the remainder of 2006, the text of which follows:

2006 Earning’s Guidance and Wrap-Up:

We are not satisfied with our year-to-date results.  Meeting our customers needs, whether they be vital, essential longstanding ones with the Military, or our premium consumer branded customers or customers buying direct from our Specialty business has been the overriding priority.  We make every attempt to protect our customers from the changes we’re making through frequent communication and transparency so we can problem solve collaboratively and preemptively.

We believe the consolidation of our Assembly operations from McAllen, Texas to Cincinnati will have a favorable impact on our cost structure beginning next year.  Many of the issues we experienced in 2006, resulting from multiple sequenced customer program start-ups, will show continued improvement and position us for a stronger, more improved 2007.  Frankly, we had projected our operating expense run rate for the 4th Quarter would be more reflective of our future cost structure, but we simply are not where we expected to be, despite some of the improvements discussed earlier.

The greatest impact on our remaining 2006 performance and especially in the future is tied directly to two specific near term efforts: optimizing our supply chain inefficiencies in the integration of two previously disparate operating entities and improving our first pass yield within food processing.  As I discussed earlier, the entire organization is focused daily on these efforts with well defined actions and measures, employing six sigma quality methodologies to improve processes and implementing recently developed preventive maintenance programs to improve machine and equipment reliability as we increase output to fully engineered capacities.  These efforts are time consuming and comprehensive, and as such we believe will carry on into 2007, because unit demand from key customers is growing very rapidly.  Again, we remain dedicated to improving our overall operational efficiency and thus our financial results.

Concerning the earnings guidance we provided to you during our 2nd Quarter conference call on August 22nd, we believe our full year revenue will be in line with our previous guidance of $230 million, perhaps slightly higher.  In view of the operating inefficiencies that continued during the 3rd Quarter, including the delays and start-up inefficiencies related to our consolidation, and the ongoing investments in new product development and introduction, we believe our earlier revised guidance of approximately $15 million is simply not realistic, in spite of improvement in our 3rd Quarter results.

Based on the circumstances we have outlined, we believe it’s necessary to adjust our reported EBITDA projection downward to a range of $5 to $10 million.  These reported results do not reflect any of the one-time non-recurring expenses Brian discussed earlier.

We remained committed to our ongoing actions to improve our operational performance and grow our revenue.  We look forward to updating you upon the completion of 2006 and sharing with you our outlook for a much improved 2007.

A replay of the call can be heard anytime between November 28, 2006 through midnight December 5, 2006. Access to replay can be obtained by dialing 1-800-405-2236 and using the code 11077285 followed by #.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

	By:	/s/ Brian A. Lutes
Name: Brian A. Lutes
Title: Chief Financial Officer and Treasurer

Dated: November 28, 2006